Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated February 27, 2015, on the financial statements and financial highlights of the Altegris Multi-Strategy Alternative Fund in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 705 to File No. 333-122917 and Amendment No. 705 to File No. 811-21720).

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 24, 2015